Exhibit 10.2

JOINT VENTURE AGREEMENT

THIS AGREEMENT is dated for reference this 28th day of July, 2006

BETWEEN:

STANFORD DEVELOPMENT CORPORATION, of 1963 Lougheed Highway, Coquitlam, British Columbia, V3K 3T8

(the “Company”)

OF THE FIRST PART

AND:

CANITALIA INDUSTRIES LTD.

(“Canitalia”)

OF THE SECOND PART

AND:

449991 B.C. LTD.

(“Purewal”)

OF THE THIRD PART

WHEREAS:

A.

Canitalia, Purewal and the Company (the “Partners”) have entered into an agreement on July 14, 2006  to purchase two properties located at 20542 - 80th Avenue and 20514 - 80th Avenue, Langley, B.C. (the “Properties”) for $1.7 million each with the intention of proceeding with the development of the Properties (the “Project”); and

B.

The Partners are attempting to arrange for a bank loan to fund the purchase price and related expenses of acquiring the Properties

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties mutually agree as follows:

1.

PARTNERSHIP

1.1

In the event a bank loan is available, the down payment of the bank loan will be paid by Purewal and the Company equally and all mortgage payments will be paid equally by Purewal, Canatalia and the Company. All expenses associated with any development, legal fees, mortgage setup costs, etc. will also be paid equally by the three partners.  After 5 years from the date of purchase of this Agreement, if the Project is not sold, Canatalia will be required to inject its 33.3% portion of the down payment (“Canatalia Payment”) into the Project and the Company and Purewal will be entitled to withdraw 50% of the Canatalia Payment from the Project each.

In the event the project is sold, the Company and Purewal will be paid their respective down payments first before any profits are distributed.

In the event the Project sustains a loss, the loss is shared equally amongst the three partners.

1.2

In the event a bank requires the security of the building located at 1963 lougheed Highway, Coquitlam and owned by the Company’s subsidiary 0716590 BC Ltd. (“Asset”) in order to proceed with the mortgage, the Partners agree that, for the duration the Asset is pledged (maximum 1 year), the Partners will pay the Company’s subsidiary $7,083 per month.

1.31

In the event a bank loan is NOT available, the estimated purchase price of $3,475,000 will be paid by:

$ 3,475,000.00
First 50%	$ 868,750.00	To paid by Purewal
	$ 868,750.00	To be paid by Company
Second 50%	$ 579,166.67	To be paid by Canatalia
	$ 579,166.67	To paid by Purewal
	$ 579,166.67	To be paid by Company
$ 3,475,000.00

These funds are to be deposited in the account of Goodwin and Mark in Trust no later than August 9, 2006 and are to be used to purchase the Properties.  Following a period of 3 months, the partners arrange to borrow the funds privately at an interest not exceeding 10% and the loan amount not exceeding 50%.  The 50% down payment associated with the private loan will be paid by the Company and Purewal equally.

Pursuant to separate loan agreements, the Company will lend Canatalia $579,166 for a maximum period of 1 year at an interest rate of 10%, guaranteed personally by the officers of Canatalia and additionally secured by Canatalia’s interest in the Project.  The funds will be placed directly with Goodwin and Mark in Trust.  This loan will be paid back to the Company once the private or bank loan is secured.

Pursuant to separate loan agreements, on or before August 21, 2006, Charanjit Singh (DL5151142) (“Charan”) will lend Purewal $500,000 for a maximum period of 3 months at an interest rate of 10%. The loan will be secured by Purewal’s personal guarantee and his shares in the Project (“Purewal Security”).

In the event Purewal defaults in repaying Charan the $500,000 loan by November 21, 2006, the Company will pay Charan the funds and Purewal will forfeit all his interest and deposit in the Project in favor of the Company.

3.

MISCELLANEOUS PROVISIONS

3.1

No Creation of Agency

Except as provided herein, nothing herein shall be construed to constitute any Partner as the agent of another Partner, or in any manner to limit the Partners in the carrying on of their own respective projects or activities.

3.2

 Notices

All notices and other communications required or permitted to be given hereunder shall be in writing and shall be delivered to the parties at the addresses first set out in this Agreement.

Any notice may be effectively given by delivering, or telecopying such notice to the addresses of the Partners.

3.3

 No Waiver

No consent or waiver, express or implied by any party to, or of any breach or default by, another party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party hereunder.  Failure on the part of a party to complain of any act or failure to act of another party, or to declare the other party in default, irrespective of how long such failure continues, provided that notice of complaint was given to another party within thirty (30) days of having become aware of discrepancy, shall not constitute a waiver by such party of its rights hereunder.

3.4

 Severability

In the event that any provisions of this Agreement or any part thereof is invalid, illegal or unenforceable, the remainder of this Agreement shall remain in place.

3.5

 Entire Agreement

Subject to other written agreements between the Partners dated concurrently with or subsequent to the date of this Agreement, this Agreement contains the entire understanding between the parties with respect to the Project, and supersedes any prior agreements and understandings between the parties with respect hereto.

3.6

 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of British Columbia, Canada, and enforced by arbitration or in the Court of British Columbia.

3.7

 Burden and Benefit

This Agreement shall be binding upon, and shall enure to the benefit of the Partners hereto and their respective successors and permitted assigns.

3.8

Time

Time shall be the essence of this Agreement.

IN WITNESS WHEREOF the parties have signed this Agreement by their duly authorized signatures as of the day and year first above written.

STANFORD DEVELOPMENT CORPORATION

Per:               /s/ Abdul Ladha

_______________________________

Authorized Signatory

CANITALIA INDUSTRIES LTD.

Per:               /s/ Charan Singh

_______________________________

Authorized Signatory

449991 B.C. LTD.

Per:               /s/ Garnail Purewal

_______________________________

Authorized Signatory